Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:
1.Registration Statement (Form S-3 No. 333-261730) of Walgreens Boots Alliance, Inc, and
2.Registration Statement (Form S-8 Nos. 333-201327, 333-198768, and 333-252782) pertaining to the Walgreens Boots Alliance, Inc. 2021 and 2013 Omnibus Incentive Plan;

of our report dated November 21, 2023, with respect to the consolidated financial statements and schedule of Cencora, Inc. and subsidiaries incorporated by reference in this Annual Report (Form 10-K/A) of Walgreens Boots Alliance, Inc. for the year ended August 31, 2023.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
November 22, 2023